Exhibit 10.4

EXECUTION COPY

TERMINATION OF AMENDED AND RESTATED

ASSET SERVICING AGREEMENT

This Termination of Amended and Restated Asset Servicing Agreement (this “Agreement”), dated as of October 27, 2008, is made by and between GKK Manager LLC, a Delaware limited liability company (the “Manager”), and SLG Gramercy Services LLC, a Delaware limited liability company (the “Servicer”).

Reference is made to that certain Amended and Restated Asset Servicing Agreement (the “Asset Servicing Agreement”), dated as of April 19, 2006, made by and between the Manager and the Servicer.  Upon executing this document below, the undersigned parties to the Asset Servicing Agreement hereby acknowledge and agree that such Asset Servicing Agreement has been terminated in its entirety and shall no longer be in force or effect as of September 30, 2008 and all obligations of the undersigned parties thereunder or relating thereto have been satisfied in full and no payment of any fees, expenses or other amounts are payable thereunder.

Each party expressly acknowledges and agrees that to the extent the Servicer acts as a special servicer or sub-servicer to a special servicer for the Manager or Gramercy Capital Corp., a Maryland corporation (the “Company”), or any of its subsidiaries, such arrangement or agreements are hereby terminated and shall no longer be in force or effect as of September 30, 2008 and all obligations of the parties thereunder or relating thereto have been satisfied in full and no payment of any fees, expenses or other amounts are payable thereunder.

Each party further acknowledges and agrees that any servicing fees incurred by the Company or any of its subsidiaries hereafter and owed to third-party loan servicers, shall be the responsibility of the Company and paid by the Company directly to such third-party loan servicers.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

This Agreement may be executed and delivered via facsimile in separate counterparts, each of which, when so executed and delivered, shall be deemed an original and all of which taken together shall constitute one and the same agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

GKK MANAGER LLC

By:	/s/ Andrew S. Levine
Name: Andrew S. Levine
Title: Chief Legal Officer

SLG GRAMERCY SERVICES LLC

By:	/s/ Andrew S. Levine
Name: Andrew S. Levine
Title: Chief Legal Officer

Acknowledged and Agreed:

GRAMERCY CAPITAL CORP.

By:	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Operating Officer